Exhibit 10.47

DOCUMENT COMPLETION CERTIFICATE

To	BB Norwest - Sukhi Singh (DN100560046)			BSB	032047	Mgr—No.

Customer	Bushmans Group Pty Ltd ACN 090 744 022					Z No.	91991558

Total Facility Approved	$836,745.00	Date of Approval	31/01/2008	Amount of increase (+) or decrease (-)		(+) $836,745.00

BEFORE THIS MATTER CAN PROCEED TO SETTLEMENT / DRAWDOWN

1.    The security documentation relevant to the above matter, listed on the reverse of this certificate, is in order for signing by customers and other relevant parties.

2.     If customer is a Company, documents are to be executed without seal. If the customer advises that the company seal must be used, the documents will need to be reissued with the correct execution clause for signing under seal.

3.    The outstanding matters detailed on the reverse of this certificate require your attention BEFORE this matter can proceed to settlement/drawdown. Alternatively, Credit approval must be obtained to waive these requirements, OR, defer follow-up until after drawdown.

Securities Officer (signature):

Name: William Widjaja	Date: 27 January 2008

Phone number: 02 87673234	Desk location number:

SALES MANAGER / RESPONSIBLE OFFICER SIGN OFF

The security documents have been executed by the customer; AND,

all conditions of approval (including hindsight review where applicable) and outstanding matters listed on the REVERSE are EITHER satisfied (and attached where appropriate), OR Credit Approval is held to waive or defer follow-up.

PLEASE RETURN EXECUTED DOCUMENTATION AND THIS FORM COMPLETED AND SIGNED OFF.

Sales Manager/Responsible Officer (signature):	/s/ Sukhi Singh

Name:	Sukhi Singh	Date:	12-02-08

XTN:

DRAWDOWN DATE REQUIRED: /s/ Sukhi Singh

GENERAL/SPECIAL INSTRUCTIONS

Please contact NAB for discharge of FFC.

CREDIT APPROVAL (if applicable)

The outstanding matters indicated on the reverse of this form (by initial), are EITHER waived for the purpose of drawdown OR, Credit Approval is given to defer follow-up. The SALES MANAGER must clear outstanding items as indicated by                               (date).

Credit Officer (signature):

Name:	Date:

XTN:

A COPY OF THE COMPLETED FORM (ALL PAGES) MUST BE KEPT ON THE MANAGERIAL FILE

DOCUMENT COMPLETION CERTIFICATE

LIST OF DOCUMENTS ATTACHED:

PLEASE HAVE THE DOCUMENTS BELOW EXECUTED.

BFA x3	MCP
LD175 - Channell Pty Ltd	LE171 & LE174 - Channell Pty Ltd
LE213

OUTSTANDING MATTERS:

THESE ITEMS MUST BE ACTIONED BEFORE SETTLEMENT & DRAWDOWN CAN GO AHEAD.

Loan Centre Use	Manager Use	Credit Centre Use
Outstanding Matters	Satisfied/ Attached (initials)	APPROVED Follow-up Waived (initials)	APPROVED Follow-up Post drawdown ** (initials)

Banker’s Undertaking signed by attorney in escrow - subject to manager obtaining customer’s execution of all security documents and Customer Indemnity, and all other outstanding matters being attended to before the Banker’s Undertaking is issued.

Pls ensure all docs are signed and return
Pls ensure to return to us the GX copy for loading
Many Thanks

Recommendation To Credit
(Manager Use Only)

**          THE SALES MANAGER IS RESPONSIBLE FOR COMPLETING OUTSTANDING MATTERS AFTER DRAWDOWN AS INDICATED ABOVE.

Westpac Banking Corporation ABN 33 007 457 141

BANK COPY
Please Sign and Return

BFS Sales Support NSW
1 King Street
Concord West NSW 2138

Telephone 0409 221 537
Facsimile (02)9836 1292
The Secretary	Our Ref: 100553695
Bushmans Group Pty Ltd	Your Ref: 91991558
1/171 Brisbane Road
Mooloolaba QLD 4557	31 January 2008

Dear Sir/ Madam,

Thank you for the opportunity to discuss your finance requirements. I am pleased to advise that your request for finance has been approved. Full details regarding your Facilities are detailed in the attached Business Finance Agreement.

Would you kindly sign and return the duplicate Business Finance Agreement to accept this finance offer.

We appreciate the opportunity to provide your finance on this occasion and look forward to being of assistance to you in the future.

If you have any questions about any aspect of your finance or the attached documentation, please do not hesitate to contact me.

Yours sincerely,

/s/ Sukhi Singh
Sukhi Singh
Senior Relationship Manager
0409 221 537

www. westpac.com.au

Westpac Banking Corporation	ABN 33 007 457 141

Business Finance Agreement

31 January 2008

To: Bushmans Group Pty Ltd ACN: 090 744 022

We are pleased to offer finance as detailed in the following sections and attachments to this letter:

•	FINANCE DETAILS	Page 2
This schedule details the Facilities, including the finance amount, term, repayment arrangements, interest rate and fees payable.

•	DETAILS OF FEES & CHARGES	Page 4
This schedule displays details of the fees and charges payable, and how they are calculated.

•	TERMS OF FINANCE OFFER	Page 6
These are terms specific to your finance arrangements.

•	ACKNOWLEDGEMENT & ACCEPTANCE	Page 10
This section must be signed and returned to accept this finance offer.

•	ADDITIONAL ATTACHMENTS

Product Schedules

These contain information specific to certain types of Facilities. If all of the details you need to know about a Facility are contained in the Finance Details, that Facility will not have a separate Product Schedule. The attached Product Schedules relevant to your Facilities are:

• Banker’s Undertaking

General Conditions Booklet version 3, dated 03/2003 (the “booklet”)
This booklet contains terms and conditions that apply to all borrowers.

For definitions of terms used in this letter please refer to your booklet.

This Agreement only applies to the Facilities listed in the attached Finance Details.

Finance Details

Borrower’s Name	Bushmans Group Pty Ltd ACN: 090 744 022

Facility A	Banker’s Undertaking - Individual Limit

Purpose	For Rental Bond

Existing Limit	$	Nil
Change in Limit	$	+86,744.89
Resultant Limit		$86,744.89

Payment Details

Payment Type	On Demand

Facility Fee(s)

Facility Fee Type	Service Fee	Amount & Accrual Cycle	(1.25%) per half year in advance. The minimum fee is $100 (which is subject to change). The Service Fee is charged six monthly in advance and is non-refundable.

Facility B	Westpac Equipment Finance - Revolving Limit

Existing Limit	$	Nil	The terms and conditions including any security details for this facility have been provided to you separately.
Change in Limit	$	+750,000.00
Resultant Limit		$750,000.00

The following specific conditions apply to this Borrower’s Facilities:-

The Bank will require execution of ASIC form 312 by Australian Executor Trustees Limited to release assets purchased by Bushmans Group Pty Ltd under Westpac Equipment finance.

You must provide the following reports to us, certified by the director / principal, on a half yearly basis commencing 15/8/2008. These reports are to be provided within 45 days of the corresponding balance date 30/6 and 31/12 and are to include:

1)     Balance Sheet/Trading profit & loss statements (including year to date figures).

2)     Aged debtor & creditor listing.

3)     Cash flow budget (including historical results vs budget year to date and forward projections for at least the next 12 months).

4)     Comments on any material variation to plan and steps taken to correct these.

5)     Our “Working Asset Statement” (your manager will provide you with the standard form for completion).

The Facilities for this Borrower will be secured by the following:-

Status	Details

Offered	$836,745.00 Limited Guarantee by Channell Pty Ltd ACN 002 735 622 supported by

Offered	Fixed and Floating Charge by Channell Pty Ltd ACN 002 735 622 over all assets and uncalled capital

Details of Fees & Charges

What are the set up costs for this finance?

Lender
Establishment Fee	$500.00
Total (excludes ongoing fees)	$500.00

Do property valuation fees apply?

We may, at any time, obtain a valuation of any new security property or an updated valuation of any existing security property from a Licensed Valuer. If we do, you will have to pay for the valuation. We will advise you before we do so. The cost may be debited to one of your accounts.

Is the amount of these fees and charges likely to vary?

The fees and charges quoted above are indicative of what is payable to us and/or to the Government.

Should we be required to pay additional Government charges in relation to the security documentation and they are not quoted above, then you will be required to cover these costs. Any fees or charges not paid by you (or authorised for payment) after acceptance of this offer may be debited to any of your accounts.

If the Facilities or Securities are complicated in nature, we may instruct our solicitors to prepare the Securities. If so, you will have to pay their costs and disbursements. An estimate of the amount payable will be provided to you on request.

If you increase, extend or vary a Facility, additional fees and charges may apply.

What happens if the Agreement does not proceed?

•      You will be responsible for payment of any legal fees and disbursements incurred up to that time; and

•      You may be required to pay, or we may keep (or debit any of your accounts with) any other fees and charges incurred, which would have been payable under the Agreement.

If, after accepting this offer, you decide not to proceed, we are entitled to retain the Establishment Fee, but part of the Establishment Fee may be refunded to you. As you will appreciate, the funds retained will be used to compensate us for work completed up to the point of you notifying us that the Facilities are no longer required.

How are the ongoing fees and charges on my facilities calculated?

The Finance Details set out each fee applicable to your Facilities, and the amounts or rates of those fees. The method of calculation and charging for these fees is detailed below.

Banker’s Undertaking

Service Fee is calculated as a percentage of the value of each Banker’s Undertaking issued, with a minimum fee of currently $100.00, but subject to change. The Service Fee is charged six monthly in advance and is non-refundable.

Establishment fee is payable for each additional Banker’s Undertaking issued under a Banker’s Undertaking Revolving Limit. This fee is currently $100.00, but subject to change. The fee is charged on issue of the additional Banker’s Undertaking.

Banker’s Undertaking Demand Processing Fee of $250 is payable each time the Bank is required to make payment (either full or in part) in response to a demand received from a Favouree under a Banker’s Undertaking.

Terms of Finance Offer

What do I need to do before the finance will be available to me?

This offer of finance is subject to the following conditions. You need to:

•      accept this offer (See “How can I accept this finance offer?”)

•      pay the Establishment Fee

•      supply a statement signed by each corporate Guarantor, satisfactory to us, as to the commercial benefit it will receive as a result of giving any Collateral Security

•      complete and sign any new security documentation to our satisfaction

•      in order for us to accept a guarantee as security, the Guarantor will need to meet with one of our representatives without you being present. The Guarantor will also need to obtain independent legal advice from an independent lawyer (neither yours nor ours) who will provide us with a certificate to the effect that the Guarantor fully understands and agrees to the terms of the new guarantee. (please note that we will not be responsible for the cost of that advice - the lawyer’s costs are the responsibility of you or the guarantor). A Guarantee Document Preparation Fee also applies.

Do I have to provide Security?

This is not an agreement to give Security. However, unless a Facility is stated as unsecured in the Finance Details, we will not provide any Facility until you do so.

When will my finance arrangements be reviewed?

We may review each Facility:

•      annually and

•      at any other time after giving notice to you.

Refer to your booklet for further information.

What should I know about interest rates and margins?

Where an interest rate applies to a Facility:

•      interest will be calculated on the daily balance owing in the loan account from the first day of drawing to the date of repayment

•      if no period is specified in the Finance Details, interest is payable on the last business day of each calendar month

•      quarterly interest (where applicable) will be payable on the last business day of March, June, September and December

•      half yearly interest (where applicable) will be payable on the last business day of March and September

•      interest may be debited to the loan account without notice to you.

You agree to pay:

•      interest on each Facility at the interest rate and margin stated in the Finance Details

•      interest on overdue amounts including excesses above Facility Limits at the Unarranged Lending Rate, which will be determined by the Bank from time to time.

We can vary the margin at any review and we will notify you of any change to the margin. The Unarranged Lending Rate will be published in a tombstone with our other Business Finance lending rates.

Advertisements of our current variable base rates and the Unarranged Lending Rate will appear in the Australian Financial Review and The Australian every second Monday. If Monday is a public holiday, the advertisement will appear on the next business day. We will also give you information on current interest rates, on request.

Can the amount of my fees and charges change?

Fees and charges quoted in the Finance Details are based on the finance product selected. Any changes to amount outstanding, or to terms and conditions, may result in a change to the amount of those fees. See “How are the ongoing Fees and Charges on my Facilities calculated?” for more details.

We may vary the fees and charges payable, or introduce new fees and charges, as explained in the booklet.

Goods and services tax (GST) is a tax payable in respect of taxable supplies (as defined in the GST law) made on or after 1 July 2000.

Some fees and charges may be varied as a result of the introduction of GST in the manner outlined above.

Where, as provided in the booklet you have to:

•      indemnify us against an amount; or

•      pay or reimburse us for an amount we will pay or have paid to someone else (a Supplier) and the cost to us includes GST payable to the Australian Tax Office by the Supplier,

the amount you will pay us, or that we may charge to any of your accounts, will include any GST or other tax paid or payable by us or the Supplier.

However, to the extent that we are entitled to claim an input tax credit or a reduced input tax credit in respect of any supply which is paid or reimbursed by you, and the benefit of that credit is not reflected in the amount you have paid, it will be passed on to you later.

Where are the ongoing fees charged?

Those fees may be charged to any of your accounts. Generally this will be the facility account or the principal transaction account of the borrower.

Are my Facilities repayable on demand?

Yes, unless otherwise stated in the Finance Details.

How often will I receive statements of account?

We will send you a statement of your loan account every six months or more frequently as agreed between us.

Does the code of Banking Practice apply?

If any one borrower is a small business as defined by the Code:

Each relevant provision of the Code of Banking Practice will apply to your finance from the date we adopt that provision.

The relevant descriptive information referred to in sections 13.1 and 13.2 of the Code of Banking Practice is set out in our Terms and Conditions booklets:

•                  Deposit Accounts for Personal Customers Product Disclosure Statement - incorporating Terms and Conditions for using your account

•                  Deposit Accounts for Business Customers Product Disclosure Statement - incorporating Terms and Conditions for using your account

These booklets include the following information:

•      our account opening procedures;

•      our obligations regarding the confidentiality of your information;

•      complaint handling procedures;

•      general descriptive information regarding bank cheques;

•      a recommendation that you inform us promptly if you are in financial difficulty; and

•      a recommendation that you carefully read the terms and conditions applying to the relevant banking service (which in relation to your business finance means you should carefully read your Business Finance Agreement before signing it).

Copies of these booklets are available on request.

If none of the borrowers are a small business as defined by the Code:

No.

If I am borrowing with someone else, can I determine my liability?

If there is more than one borrower, each of you is individually liable for the full amount of the facilities, unless this Agreement provides otherwise. We will allow a borrower to terminate their liability in respect of future advances or financial accommodation on giving us written notice. This right only applies where we can terminate any obligation we have to provide further credit to any other borrower under the same facility.

How can I make my payments?

You can make your payments:

•      by periodical payment from an account in your name you conduct with us. You can choose this option by completing the details in the Acknowledgement and Acceptance section. Current periodical payment fees are quoted in our Banking Services brochure, which you can obtain from any branch, or by calling Business Telephone Banking on 132 142; or

•      by periodical payment from an account with another financial institution – you will need to organise this with that financial institution; or

•      at any of our branches in Australia. Please let your Business Banking Manager know if you require a deposit book; or

•      by use of Business Internet Banking or Business Telephone Banking.

Some of the options listed above may not be available to you, depending on your Facility. Your Business Banking Manager can assist you in selecting the right payment option for your Facility.

Can I stop my obligations in respect of further advances?

If you are jointly and severally liable under a credit facility, we will allow you to terminate your liability in respect of future advances or financial accommodation on giving us written notice. This right only applies where we can terminate any obligation we have to provide further credit to any other debtor under the same credit facility, for example any obligation we may have to pay unpresented cheques under an overdraft facility.

How can I accept this finance offer?

You have 30 days from the date of this offer to accept it, unless we extend the date.

You will need to complete, sign, date and return the second copy of this Finance Agreement to this office. When we receive your acceptance, the Agreement will commence and will replace all previous agreements between us in relation to the Facilities.

We may withdraw this offer at any time before you accept it, if we become aware of anything we consider changes the basis on which the offer was made.

If you do not draw any Facility (except for Overdraft or Line of Credit Facilities) within 3 months after you accept the offer, we may cancel that Facility unless we have agreed otherwise.

Signed for and on behalf of Westpac Banking Corporation by:

/s/ Sukhi Singh
Sukhi Singh
Senior Relationship Manager
0409 221 537

Acknowledgement & Acceptance

Acknowledgements And Acceptance of Business Finance Terms and Conditions

Each Borrower:

1.     accepts the offer dated 31 January 2008

2.     acknowledges receipt of, has read and understood the booklet and any Product Schedules

3.     requests that you prepare any Securities

4.     *encloses a cheque for the total amount of fees payable (I/We will forward a cheque for any valuation fees applicable, once advised of the amount.)

*authorises you to debit the following account(s) for the fees payable (including any valuation fees applicable):

Account Number	032071 - 393522	Account Number	032071 - 393522
Branch		Branch
Amount $		Amount $

5.     *requests that you debit my/our account number               at               branch for the balance of the purchase moneys payable at settlement. *(up to the sum of $               ), and pay this amount as my/our solicitor/agent/conveyancer directs.

6.     *authorises you to debit my/our account and pay my/our solicitor’s/agent’s/conveyancer’s account, as instructed at settlement.

7.     *authorises you to debit my/our account number               at               branch for any fees relating to the Banker’s Undertaking. (*delete & initial whichever is not required)

8.     confirms that they do not hold any assets as the trustee of a trust unless the Agreement states that it is a trustee;

9.     acknowledges that each Borrower is liable for the whole amount of the facility. This means that you can require any borrower to pay all the principal, all the interest and all other amounts. If the other Borrower or Borrowers do not pay any amount, each Borrower acknowledges that it will have to pay the full amount itself.

DATED:	31 / 01 / ’08

SIGNED for and on behalf of Bushmans Group Pty Ltd ACN: 090 744 022

/s/ George Apostoliais
Director
Print Name	George Apostoliais

/s/ Amar Kulkarni
Secretary
Print Name	Amar Kulkarni

The Solicitor, Settlement Agent or Land Broker acting for me/us is:-

Name:

Address:

Phone/Fax:

BANKER’S UNDERTAKING

This Schedule sets out additional terms and conditions of your Banker’s Undertaking facility which are not included in the Finance Details.

Revolving Facility

If the Finance Details states that you have a Revolving Facility, you may request the Lender to issue more than one Banker’s Undertaking up to the unused portion of the Limit Amount quoted in the Finance Details. The Lender may state additional pre-conditions to the issue of each Banker’s Undertaking. The following terms and conditions also apply to each Banker’s Undertaking issued under the Revolving Facility.

Payment

The Lender may at any time, without being required to do so, pay to the favouree any amount required by the favouree to discharge the Lender’s obligations under the Banker’s Undertaking.

The Lender may pay any amount that it is called upon to pay or which the Lender, in its discretion, decides to pay under the Banker’s Undertaking without reference to you or any surety, and without enquiring whether the conditions or obligations under any agreement between you and the favouree have or have not been complied with. The Lender is not required to investigate the correctness of any information, statement or document or verify any signature or title on any document given to the Lender in relation to the Banker’s Undertaking.

Where a Banker’s Undertaking is issued in Western Australia, if the Lender pays an amount under a Banker’s Undertaking, the Lender will debit any of your accounts or open an account and debit that account for the amount paid by the Lender.

Where a Banker’s Undertaking is not issued in Western Australia, if the Lender pays an amount under a Banker’s Undertaking you will pay that amount to the Lender immediately on demand. The Lender may also debit any of your accounts for that amount, or open an account and debit that amount to that account.

Account for Charging of Fees

If you do not already conduct an account with the Lender you will be required to open one, to enable the Lender to automatically deduct all ongoing fees. You must continue to conduct an account with the Lender until you notify the Lender that the Banker’s Undertaking facility is no longer required.

Bill Of Lading

If a Banker’s Undertaking is to be in the form of a guarantee signed by you and endorsed by the Lender to enable you to obtain the delivery of goods without production of the Bill of Lading in relation to those goods, then you will return the Banker’s Undertaking to the Lender as soon as the Bill of Lading has been delivered to the shipping agents. Your obligations under the Banker’s Undertaking and this Agreement will continue whether or not drafts or documents presented to the Lender are in accordance the terms and conditions of the documentary credit or collection transaction of which they are a part. You undertake that the goods referred to in the Bill of Lading are not included in the list of prohibited goods specified by the Customs Department.

Cancellation Of Banker’s Undertakings

The Lender’s obligations under a Banker’s Undertaking cease on the earliest of the following:

a)	notification is received by the Lender from the favouree that the Undertaking is no longer required;
b)	the Undertaking is returned to the Lender;
c)	all payments by the Lender to the favouree under the Undertaking total the amount payable under it;
d)	the favouree notifies the Lender that the payments made by the Lender constitute the total amount required to be paid;
e)	on the expiry date, if any, of the Undertaking.

Consent

The Lender may give to any surety copies of:

•      the Business Facility Agreement including all Schedules and the booklet;

•      the Banker’s Undertaking;

•      any formal demand that is sent to you.

BANK COPY	BUSINESS VERSION
Specific facility
Please Sign and Return

WARNING: THIS IS A VERY IMPORTANT DOCUMENT

You may have to pay money owed by the Customer referred to below as well as or instead of the Customer.

BEFORE YOU SIGN IT:

•      you should read carefully both it and the Memorandum of Common Provisions referred to below;

•      you should check for yourself whether the Customer can and will pay its debts; and

•      you should see your own lawyer and financial adviser.

GUARANTEE AND INDEMNITY

by

you, the Guarantor

Channell Pty Ltd ACN 002 735 622 of C/- Baker & Mckenzie ‘AMP Centre’ Level 27 50 Bridge Street, Sydney NSW 2000 and any other person listed as a Guarantor on the back cover to

the Lender

WESTPAC BANKING CORPORATION ABN 33 007 457 141 of 275 Kent Street, Sydney, NSW

in respect of money now or in the future owed by

the Customer

Bushmans Group Pty Ltd ACN 090 744 022 of C/- Baker & Mckenzie ‘AMP Centre’ Level 27 50 Bridge Street, Sydney NSW 2000 and any other person listed as a Customer on the back cover (and if there is more than one any more of them)

in relation to

the Guaranteed Obligations

all liabilities and obligations of the Customer (alone or with others) now or in the future under or in respect of any of the following or any amendment or replacement for them.

Business Finance Agreement dated 31/01/2008; or any other arrangement or obligation you agree is covered by this Guarantee on the terms set out in the Memorandum of Common Provisions referred to below.

There is a limit on the amount to be paid under this Guarantee and Indemnity. It is $836,745.00 (or any other amount agreed in writing) plus a further amount of 20% of that figure (to cover Excesses) ** plus amounts like government duties and charges, fees, costs, expenses and interest.

**“Excesses” means any unarranged drawing by the Customer or an authorised representative of the Customer where the resultant debt exceeds the formally agreed limit described in the Business Finance Agreement.

Security for this Guarantee & Indemnity includes the following:

New Fixed and Floating Charge by Channell Pty Ltd ACN 002 735 622 over all assets and uncalled capital.

You sign this Guarantee or Indemnity for value including the Lender, at your request, giving or continuing credit for the Customer or agreeing to do so even conditionally.

You confirm that you have read and understood the Memorandum of Common Provisions registered in the New South Wales Land Titles Office as number 9488920. It forms part of this Guarantee and Indemnity.

This Guarantee and Indemnity may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

DATED:	31 / JAN / 2008

SIGNED by

Channell Pty Ltd ACN 002 735 622

by authority of its directors

/s/ Amar Kulkarni	/s/ Brett Becroft
Secretary	Director

Amar Kulkarni	Brett Becroft
Name in full (BLOCK LETTERS)	Name in full (BLOCK LETTERS)

Each individual signing on behalf of a Guarantor which is a corporation should complete the following:

I Amar Kulkarni am secretary of the Guarantor.

I confirm that each of the statements in the Schedule of the Memorandum of Common Provisions under the heading “for Corporations” is true in relation to the Guarantor.

The Guarantor is able to pay its debts as they fall due.

/s/ Amar Kulkarni
Signed
Channell Pty Ltd ACN 002 735 622 [Secretary]

Statutory Warning

If the Customer is a minor (that is under 18) you may not be able to recover from the Customer amounts you pay under this document.

2